Exhibit 99.1

WACHOVIA CREDIT CARD MASTER TRUST

Excess Spread Analysis—October 2004

	Series	2000-1 *
	Deal Size	$750 MM
	Expected Maturity	07/15/05

	Yield	16.05%
Less:	Coupon	2.15%
	Servicing Fee	1.27%
	Net Credit Losses	5.76%
	Excess Spread:
	October-04	6.87%
	September-04	8.32%
	August-04	9.03%
	Three month Average Excess Spread	8.07%

	Delinquency:
	30 to 59 days	1.04%
	60 to 89 days	0.77%
	90 + days	1.52%
	Total	3.33%

	Payment Rate	8.92%

*	Results are skewed due to the calculation methodology during the accumulation period.